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                                                                    Exhibit (21)


                     SUBSIDIARIES OF THE MEAD CORPORATION*



                                                     State of Jurisdiction
Name                                                     of Incorporation
- -------------------------                            ---------------------

Escanaba Paper Company                                    Michigan
Forest Kraft Company                                      Delaware
M-B Pulp Company                                          Delaware
Mead Coated Board International, Inc.                     Delaware
Mead Holdings B.V.                                        The Netherlands
Mead Holdings S.A.                                        France
Mead Packaging International, Inc.                        Ohio


- --------------

* The names of additional subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. Subsidiaries which are consolidated into the above-listed subsidiaries are also omitted.


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